                        THIRD AMENDMENT TO CREDIT AGREEMENT


     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (herein called this "Amendment") made as of the 22nd day of April, 1998 by and among Inland Production Company, a Texas corporation, (herein called "Borrower"), Inland Resources Inc., a Washington corporation (herein called "Parent"), and ING (U.S.) Capital Corporation, as Agent (herein called "Agent") and as a Bank, and the other Banks,

                               W I T N E S S E T H:

     WHEREAS, Borrower, Agent, and the Banks have entered into that certain Credit Agreement dated as of September 23, 1997, as amended by that certain First Amendment to Credit Agreement dated as of December 12, 1997 and that certain Second Amendment to Credit Agreement dated as of December 24, 1997 (as so amended, the "Original Agreement"), for the purposes and consideration therein expressed, pursuant to which the Banks became obligated to make loans to Borrower as therein provided;

     WHEREAS, Borrower, Parent, Trust Company of the West, in its capacity as noteholder ("Noteholder"), and TCW Asset Management Company, in its capacities as Agent and Collateral Agent (in its capacity as Agent, "Tamco"), have entered into that certain Credit Agreement dated as of September 23, 1997, as amended by the certain First Amendment to Credit Agreement dated as of December 24, 1997;

     WHEREAS, Borrower, Parent, Noteholder, Tamco, Banks and Agent have entered into that certain Intercreditor Agreement dated as of September 23, 1997, in order to set forth various rights between the parties to the respective credit agreements, as amended by that certain First Amendment to Intercreditor Agreement dated as of December 12, 1997, and that certain Second Amendment to Intercreditor Agreement dated as of December 24, 1997;

     WHEREAS, Borrower, Parent and Banks desire to amend the Original Agreement as provided herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Banks to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                 ARTICLE I.

                         DEFINITIONS AND REFERENCES

     Section 1.1. TERMS DEFINED IN THE ORIGINAL AGREEMENT. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     Section 1.2. OTHER DEFINED TERMS. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

          "AMENDMENT" means this Third Amendment to Credit Agreement.

          "AMENDMENT DOCUMENTS" means, collectively, this Amendment and the Renewal Note.

          "CREDIT AGREEMENT" means the Original Agreement as amended hereby.

          "ORIGINAL NOTE" means that certain promissory note made by Borrower to the order of Agent in the original principal amount of $80,000,000 dated as of September 23, 1997.

          "PARIBAS FACILITY REPAYMENT DATE" means the date on which all of the following have occurred (i) the Credit Agreement dated December 24, 1997 between Inland Refining and Banque Paribas has been terminated and all of Inland Refining's obligations thereunder have been paid in full, (ii) all liens encumbering property of Inland Refining in favor of Banque Paribas have been released and (iii) all of the conditions set forth in Section 3.2 of this Amendment are satisfied; provided, however, that if all conditions set forth in clauses (i), (ii), and (iii) of this definition are not satisfied on or before May 15, 1998, then the Paribas Facility Repayment Date shall not occur.

          "PLEDGE AGREEMENT" means that certain Pledge Agreement made by Parent in favor of Agent dated as of September 23, 1997, as amended.

          "PRODUCTION SECURITY AGREEMENT" means that certain Security Agreement made by Borrower in favor of Agent dated as of September 23, 1997, as amended.

                                ARTICLE IIA.

                      AMENDMENTS EFFECTIVE IMMEDIATELY

     Section 2A. AMENDMENTS EFFECTIVE IMMEDIATELY. The following amendments shall be effective upon the satisfaction of the conditions set forth in Section 3.1 without regard to the Paribas Facility Repayment Date:

     Section 2A.1. DEFINED TERMS. The following definitions are hereby added to Annex A to the Credit Agreement:

          'CRYSEN REFINERY' means that certain refinery located in Woods Cross, Utah.

          'PRODUCTION/REFINING CREDIT AGREEMENT' means that certain Credit Agreement to be entered into between Inland Refining, as borrower, and Borrower, as lender, pursuant to which Borrower shall agree to provide credit to Inland Refining; such Credit Agreement to be on terms acceptable to all Banks in their sole discretion, including without limitation the subordination of any loans or advances pursuant to such Credit Agreement to the Bank Indebtedness and the TCW Indebtedness.

          'PRODUCTION/REFINING LOAN' means those loans to be extended to Inland Refining by Borrower pursuant to the Production/Refining Credit Agreement.

      Section 2A.2. SCHEDULED PRINCIPAL PAYMENTS. Section 2.8 of the Original Agreement is hereby amended in its entirety to read as follows:

          "Section 2.8. SCHEDULED PRINCIPAL PAYMENTS. Beginning on June 29, 1999, and on each Quarterly Payment Date thereafter, Borrower will, in addition to paying any interest then due on the Loans, make a principal payment in accordance with the following schedule:


                           Quarterly                     Amount
                         Payment Date                  of Payment
                         ------------                  ----------
                         June 29, 1999                 $5,777,778
                         Sept 29, 1999                 $5,777,778
                         Dec 30, 1999                  $5,777,778
                         Mar 30, 2000                  $4,333,333
                         June 29, 2000                 $4,333,333
                         Sept 28, 2000                 $4,333,333
                         Dec 28, 2000                  $4,333,333
                         Mar 29, 2001                  $3,611,111
                         June 28, 2001                 $3,611,111
                         Sept 27, 2001                 $3,611,111


                                       3


                           Quarterly                     Amount
                         Payment Date                  of Payment
                         ------------                  ----------
                         Dec 28, 2001                  $3,611,111
                         Mar 28, 2002                  $3,250,000
                         June 27, 2002                 $3,250,000
                         Sept 27, 2002                 $3,250,000
                         Dec 30, 2002                  $3,250,000
                         Mar 28, 2003                  $2,888,889


     The principal installments required by this Section 2.8 are in addition to all other principal payments required by the terms of this Agreement." "

     Section 2A.3. BORROWING BASE. Pursuant to Section 2.10 of the Credit Agreement, Agent hereby notifies Borrower that the new Borrowing Base under the Credit Agreement from the date hereof until the Paribas Facility Repayment Date or the next Determination Date shall be $57,000,000 and that the Borrowing Base after the Paribas Facility Repayment Date and until the next Determination Date shall be $65,000,000.

     Section 2A.4. BANK SCHEDULE. The Bank Schedule attached to the Original Agreement is hereby replaced with Schedule 1 attached hereto.

     Section 2A.5. COVENANTS. Annex C of the Original Agreement is hereby amended as set forth on Attachment C-1 hereto.

                                 ARTICLE IIB.

         AMENDMENTS EFFECTIVE UPON PARIBAS FACILITY REPAYMENT DATE

     Section 2.B. AMENDMENTS EFFECTIVE UPON PARIBAS FACILITY REPAYMENT DATE. The following amendments shall be effective only upon the Paribas Facility Repayment Date:

     Section 2.B.1. DEFINED TERMS.

          (a) The following definitions are hereby added to 1.1 of the Original Agreement:

          "'BANK PARTIES' means Agent, LC Issuer, and all Banks.

          'LC APPLICATION' means any application for a Letter of Credit hereafter made by Borrower to LC Issuer.

          'LC COLLATERAL' has the meaning given it in Section 2.16(a).

          'LC ISSUER' means, collectively, ING (U.S.) Capital Corporation and U.S. Bank National Association, or either of them, in their capacity as the issuer or issuers of Letters of Credit hereunder, and their successors in such capacity. Agent may, with the consent of Borrower and the Bank in question, appoint any Bank hereunder as an LC Issuer in place of or in addition to either such LC Issuer.

          'LC OBLIGATIONS' means, at the time in question, the sum of all Matured LC Obligations plus the Maximum Drawing Amount.

          'LETTER OF CREDIT' means any letter of credit issued by LC Issuer hereunder at the application of Borrower. Each Letter of Credit shall be classified by LC Issuer as a 'COMMERCIAL' Letter of Credit or a 'STANDBY' Letter of Credit (and each Standby Letter of Credit shall be subclassified as a 'FINANCIAL STANDBY' Letter of Credit or a 'PERFORMANCE STANDBY' Letter of Credit), in accordance with the Laws and regulations applicable to LC Issuer from time to time and in accordance with LC Issuer's customary practices at such times for reporting to regulatory authorities.

          'MATURED LC OBLIGATIONS' means all amounts paid by LC Issuer on drafts or demands for payment drawn or made under or purported to be under any Letter of Credit and all other amounts due and owing to LC Issuer under any LC Application for any Letter of Credit, to the extent the same have not been repaid to LC Issuer (with the proceeds of Loans or otherwise).

          'MAXIMUM DRAWING AMOUNT' means at the time in question the sum of the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

          (b) The following definitions in Section 1.1 of the Original Agreement are hereby amended in their entirety to read as follows:

          "'AGENT' means ING (U.S.) Capital Corporation, as Agent hereunder (including its capacity as LC Issuer hereunder), and its successors in such capacity.

          'LOAN DOCUMENTS' means this Agreement, the Notes, the LC Applications, the Letters of Credit, the Security Documents, the Intercreditor Agreement, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

          'OBLIGATIONS' means all Debt from time to time owing by any Related Person to any Lender under or pursuant to any of the Loan Documents, including all LC Obligations. 'OBLIGATION' means any part of the Obligations.

          'PERCENTAGE SHARE' means, with respect to any Bank (a) when used in Sections 2.1 or 2.5, in any Borrowing Notice or when no Loans are outstanding hereunder, the percentage set forth opposite such Bank's name on the Bank Schedule attached hereto, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Bank's Loans at the time in question plus the Matured LC Obligations which such Bank has funded pursuant to Section 2.13(c) plus the portion of the Maximum Drawing Amount which such Bank might be obligated to fund under Section 2.13(c), by (ii) the sum of the aggregate unpaid principal balance of all Loans at such time plus the aggregate amount of LC Obligations outstanding at such time."

     Section 2.B.2. COMMITMENTS TO LEND; NOTES.  The first sentence of
Section 2.1 of the Original Agreement is hereby amended in its entirety to read as follows:

          "Subject to the terms and conditions hereof, each Bank agrees to make loans to Borrower (herein called such Bank's 'Loans') upon Borrower's request from time to time during the Commitment Period, provided that (a) subject to Sections 3.3, 3.4 and 3.6, all Banks are requested to make Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, (b) the sum of (i) the aggregate amount of such Bank's Loans outstanding at any time plus (ii) the Maximum Drawing Amount for which such Bank is liable to purchase participations under
     Section 9.5, plus (iii) the Matured LC Obligations which have been funded by such Bank under such section, does not exceed such Bank's Percentage Share of the Borrowing Base determined as of the date on which the requested Loan is to be made, and (c) after giving effect to such Loans, the aggregate amount of all Loans plus all LC Obligations does not exceed the Borrowing Base determined as of the date on which the requested Loans are to be made."

     Section 2.B.3. USE OF PROCEEDS. Section 2.4 of the Original Agreement is hereby amended in its entirety to read as follows:

          "Borrower shall use the proceeds of the first Loan to pay in full the Debt outstanding under the CIBC Credit Agreement. Borrower shall use all subsequent Loans to (i) finance future proved oil and gas acquisitions and development by Borrower, (ii) make advances to Inland Refining to finance
     (A) the Crysen Acquisition (but only if all Banks first approve the terms thereof) and (B) the purchase of fixed assets during the year ending December 31, 1998 up to the amount of $2,500,000, (iii) provide working capital for its operations, (iv) make advances to Inland Refining from time to time to (A) provide working capital for its operations, and (B) repay the Refining Loan in full, provided that the advances, exclusive of the advance made under Subparagraph (ii)(A) of this Section 2.4, to Inland Refining plus Letters of Credit issued for the benefit of Inland Refining, plus any amounts that have been advanced pursuant to any such Letter of Credit which have not been reimbursed by Inland Refining to Borrower, shall not in the aggregate (but without duplication) exceed the amount of $20,000,000 outstanding at any one time, and (v) refinance its Matured LC Obligations; provided, however, that Borrower shall not use any Loans to make advances to Inland Refining, including without limitation advances to finance any fixed assets at the Crysen Refinery, except as specifically set forth in this sentence. Borrower shall use all Letters of Credit for its general corporate purposes and to support agreements for the purchase by Inland Refining of refining feed stocks in the ordinary course of business. In no event shall the funds from any Loan or any Letter of

     Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities."

     Section 2.B.4. FEES. Section 2.5(a) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(a) COMMITMENT FEE. In consideration of each Bank's commitment to make Loans, Borrower will pay to Agent for the account of each Bank a commitment fee determined on a daily basis by applying a rate of one-half of one percent (0.5%) per annum to such Bank's Percentage Share of the unused portion of the Borrowing Base on each day during the Commitment Period, determined for each such day by deducting from the amount of the Borrowing Base at the end of such day the sum of (i) the Facility Usage and
     (ii) the amount of all LC Obligations outstanding at the end of such day. This commitment fee shall be due and payable in arrears on the last Business Day after the end of each Fiscal Quarter and at the end of the Commitment Period."

     Section 2.B.5. MANDATORY PREPAYMENTS. The first clause of Section 2.7(b) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(b) If at any time the Facility Usage plus the aggregate of amount of outstanding LC Obligations is in excess of the Borrowing Base (such excess being herein called a "Borrowing Base Deficiency"), Borrower shall, within five Business Days after Agent gives notice of such fact to Borrower, either:"

     Section 2.B.6. LOANS. Article II of the Credit Agreement is hereby amended by adding the following sections 2.11, 2.12, 2.13, 2.14, 2.15, and 2.16:

          "Section 2.11 LETTERS OF CREDIT. Subject to the terms and conditions hereof, Borrower may during the Commitment Period request either LC Issuer to issue one or more Letters of Credit, provided that, after taking such Letter of Credit into account:

          (a) the Facility Usage does not exceed the Borrowing Base at such time; and

          (b) the aggregate amount of LC Obligations at such time does not exceed $9,750,000; and

          (c) the expiration date of such Letter of Credit is prior to the end of the Commitment Period.

     and further provided that:

          (d) such Letter of Credit is to be used to support (i) agreements for the purchase by Inland Refining of refinery feed stocks in the ordinary course of business and (ii) up to the amount of $200,000, obligations for diesel fuel and motor fuel taxes payable to the State of Utah;

          (e) such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Indebtedness of any Person;

          (f) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject LC Issuer to any cost which is not reimbursable under Article III;

          (g) the form and terms of such Letter of Credit are acceptable to such LC Issuer in its sole and absolute discretion; and

          (h) all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

     An LC Issuer will honor any such request if the foregoing conditions (a) through (h) (in the following Section 2.12 called the "LC CONDITIONS") have been met as of the date of issuance of such Letter of Credit. An LC Issuer may choose to honor any such request for any other Letter of Credit but has no obligation to do so and may refuse to issue any other requested Letter of Credit for any reason which such LC Issuer in its sole discretion deems relevant.

          Section 2.12 REQUESTING LETTERS OF CREDIT. Borrower must make written application for any Letter of Credit from any LC Issuer at least three Business Days before the date on which Borrower desires for such LC Issuer to issue such Letter of Credit. A copy of such application shall be simultaneously delivered to Agent. By making any such written application Borrower shall be deemed to have represented and warranted to each Bank that the LC Conditions described in Section 2.11 will be met as of the date of issuance of such Letter of Credit. Each such written application for a Letter of Credit must be made in writing in the form and substance of Exhibit G, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by Agent, LC Issuer and Borrower). Two Business Days after the LC Conditions for a Letter of Credit have been met as described in Section 2.11 (or if an LC Issuer otherwise desires to issue such Letter of Credit), LC Issuer will issue such Letter of Credit at LC Issuer's office, and will provide Agent with a specimen copy of the Letter of Credit so issued. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control.

          Section 2.13  REIMBURSEMENT AND PARTICIPATIONS.

          (a) REIMBURSEMENT BY BORROWER. Each Matured LC Obligation shall constitute a loan by LC Issuer to Borrower. Borrower promises to pay to LC Issuer, or to LC Issuer's order, on demand, the full amount of each Matured LC Obligation, together with interest thereon at the Late Payment Rate.

          (b) LETTER OF CREDIT ADVANCES. If the beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder then Borrower may, during the interval between the making thereof and the honoring thereof by LC Issuer, request Banks to make Loans to Borrower in the amount of such draft or demand, which Loans shall be made concurrently with LC Issuer's payment of such draft or demand and shall be immediately used by LC Issuer to repay the amount of the resulting Matured LC Obligation. Such a request by Borrower shall be made in compliance with all of the provisions hereof, provided that for the purposes of the first sentence of
     Section 2.1 the amount of such Loans shall be considered but the amount of the Matured LC Obligation to be concurrently paid by such Loans shall not be considered.

          (c) PARTICIPATION BY BANKS. Each LC Issuer irrevocably agrees to grant and hereby grants to each Bank, and -- to induce each LC Issuer to issue Letters of Credit hereunder -- each Bank irrevocably agrees to accept and purchase and hereby accepts and purchases from such LC Issuer, on the terms and conditions hereinafter stated and for such Bank's own account and risk, an undivided interest equal to such Bank's Percentage Share of such LC Issuer's obligations and rights under each Letter of Credit issued hereunder by such LC Issuer and the amount of each Matured LC Obligation paid by such LC Issuer thereunder. Each Bank unconditionally and irrevocably agrees with LC Issuer that, if a Matured LC Obligation is paid under any Letter of Credit for which such LC Issuer is not reimbursed in full by Borrower in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Loans or by the application of LC Collateral), such Bank shall (in all circumstances and without set-off or counterclaim) pay to such LC Issuer on demand, in immediately available funds at such LC Issuer's address for notices hereunder, such Bank's Percentage Share of such Matured LC Obligation (or any portion thereof which has not been reimbursed by Borrower). Each Bank's obligation to pay an LC Issuer pursuant to the terms of this subsection is irrevocable and unconditional. If any amount required to be paid by any Bank to an LC Issuer pursuant to this subsection is paid by such Bank to an LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Bank, on demand, interest thereon calculated from such due date at the Federal Funds Rate. If any amount required to be paid by any Bank to LC Issuer pursuant to this subsection is not paid by such Bank to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Bank, on demand, interest thereon calculated from such due date at the Late Payment Rate.

          (d) DISTRIBUTIONS TO PARTICIPANTS. Whenever an LC Issuer has in accordance with this section received from any Bank payment of such Bank's Percentage Share of any Matured LC Obligation, if such LC Issuer thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from

     Borrower or by application of LC Collateral or otherwise, and excluding only interest for any period prior to such LC Issuer's demand that such Bank make such payment of its Percentage Share), such LC Issuer will distribute to such Bank its Percentage Share of the amounts so received by such LC Issuer; PROVIDED, HOWEVER, that if any such payment received by an LC Issuer must thereafter be returned by such LC Issuer, such Bank shall return to such LC Issuer the portion thereof which such LC Issuer has previously distributed to it.

          (e) CALCULATIONS. A written advice setting forth in reasonable detail the amounts owing under this section, submitted by an LC Issuer to Borrower or any Bank from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.

          Section 2.14 LETTER OF CREDIT FEES. In consideration of LC Issuer's issuance of any Letter of Credit, Borrower agrees to pay (a) to Agent, for the account of all Banks in accordance with their respective Percentage Shares, a letter of credit fee at a rate equal to one and five-eighths percent (1.625%) per annum of the amount of all Letters of Credit, and (b) to a LC Issuer for its own account, a letter of credit fronting fee at a rate equal to one-eighth percent (.125%) per annum of each Letter of Credit issued by such LC Issuer. Each such fee will be calculated on a daily basis, on the face amount of Letters of Credit outstanding on each day at the above applicable rate and will be payable quarterly in arrears. In addition, Borrower will pay to an LC Issuer a minimum administrative issuance fee of $200 for each Letter of Credit issued by such LC Issuer and an amendment fee of $65 for each Letter of Credit, each such fee to be payable upon issuance or amendment, respectively, of a Letter of Credit.

          Section 2.15  NO DUTY TO INQUIRE.

          (a) DRAFTS AND DEMANDS. LC Issuer is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance or payment or thereafter. LC Issuer is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by LC Issuer to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. Borrower agrees to hold LC Issuer and each other Bank Party harmless and indemnified against any liability or claim in connection with or arising out of the subject matter of this section, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY BANK PARTY, provided only that no Bank Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

          (b) EXTENSION OF MATURITY. If the maturity of any Letter of Credit is extended by its terms or by Law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of any Related Person, or if the amount of any Letter of Credit is increased at the request of any Related Person, this Agreement shall be binding upon all Related Persons with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by LC Issuer, LC Issuer's correspondents, or any Bank Party in accordance with such extension, increase or other modification.

          (c) TRANSFEREES OF LETTERS OF CREDIT. If any Letter of Credit provides that it is transferable, LC Issuer shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by LC Issuer to any purported transferee or transferees as determined by LC Issuer is hereby authorized and approved, and Borrower further agrees to hold LC Issuer and each other Bank Party harmless and indemnified against any liability or claim in connection with or arising out of the foregoing, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY BANK PARTY, provided only that no Bank Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

          Section 2.16  LC COLLATERAL.

          (a) LC OBLIGATIONS IN EXCESS OF BORROWING BASE. If, after the making of all mandatory prepayments required under Section 2.7, the outstanding LC Obligations will exceed the Borrowing Base, then in addition to prepayment of the Borrowing Base Deficiency Borrower will immediately pay to LC Issuer an amount equal to such excess. LC Issuer will hold such amount as security for the remaining LC Obligations (all such amounts held as security for LC Obligations being herein collectively called "LC COLLATERAL") until such LC Obligations become Matured LC Obligations, at which time such LC Collateral may be applied to such Matured LC Obligations. Neither this subsection nor the following subsection shall, however, limit or impair any rights which LC Issuer may have under any other document or agreement relating to any Letter of Credit or LC Obligation, including any LC Application, or any rights which any Bank Party may have to otherwise apply any payments by Borrower and any LC Collateral under Section 3.1.

          (b) ACCELERATION OF LC OBLIGATIONS. If the Obligations or any part thereof become immediately due and payable pursuant to Section 7.1 then, unless Required Lenders otherwise specifically elect to the contrary (which election may thereafter by retracted by Required Lenders at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and Borrower shall be obligated to pay to LC Issuer immediately an amount equal to the aggregate LC Obligations which are then outstanding. All amounts so paid shall first be applied to Matured LC Obligations and then held by LC
     Issuer as LC Collateral until such LC Obligations become Matured LC Obligations, at which time such LC Collateral shall be applied to such Matured LC Obligations.

          (c) INVESTMENT OF LC COLLATERAL. Pending application thereof, all LC Collateral shall be invested by LC Issuer in such investments as LC Issuer may choose in its sole discretion. All interest on such investments shall be reinvested or applied to Matured LC Obligations. When all Obligations have been satisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of Borrower's reimbursement obligations in connection therewith have been satisfied in full, LC Issuer shall release any remaining LC Collateral. Borrower hereby assigns and grants to LC Issuer a continuing security interest in all LC Collateral paid by it to LC Issuer, all investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, each Note, and the other Loan Documents, and Borrower agrees that such LC Collateral and investments shall be subject to all of the terms and conditions of the Security Documents. Borrower further agrees that LC Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of New York with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

          (d) PAYMENT OF LC COLLATERAL. When Borrower is required to provide LC Collateral for any reason and fails to do so on the day when required, LC Issuer may without notice to Borrower or any other Related Person provide such LC Collateral (whether by application of proceeds of other Collateral, by transfers from other accounts maintained with LC Issuer, or otherwise) using any available funds of Borrower or any other Person also liable to make such payments. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall, for purposes of each Security Document, be considered past due Obligations owing hereunder, and LC Issuer is hereby authorized to exercise its respective rights under each Security Document to obtain such amounts."

     Section 2.B.7. GENERAL PROCEDURES. The last sentence of Section 3.1 of the Original Agreement is hereby amended in its entirety to read as follows:

          "All distributions of amounts described in any of subsections (b),
     (c), or (d) above shall be made by Agent pro rata to Agent and each Lender then owed Obligations described in such subsection in proportion to all amounts owed all Lenders which are described in such subsection; provided that if any Lender then owes payments to Agent for the purchase of a participation under Section 9.5 hereof, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to Agent, to the extent of such unpaid payments, and Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender."

     Section 2.B.8. CAPITAL REIMBURSEMENT Section 3.2 of the Original Agreement is hereby amended in its entirety to read as follows:

          "Section 3.2 CAPITAL REIMBURSEMENT. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender, then, upon demand by such Lender, Borrower will pay to Agent for the benefit of such Lender, from time to time as specified by such Lender, such additional amount or amounts which such Lender shall determine to be appropriate to compensate such Lender or any corporation controlling such Lender in light of such circumstances, to the extent that such Lender reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Lender's Loans, commitments, or the provisions concerning the issuance of Letters of Credit under this Agreement."

     Section 2.B.9. INCREASED COST OF EURODOLLAR LOANS. Section 3.3 of the Original Agreement is hereby amended in its entirety to read as follows:

          "Section 3.3 INCREASED COST OF EURODOLLAR LOANS AND LETTERS OF CREDIT. If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

               (a) shall change the basis of taxation of payments to any Lender of any principal, interest, or other amounts attributable to any Eurodollar Loan or otherwise due under this Agreement in respect of any Eurodollar Loan or Letter of Credit (other than taxes imposed on the overall net income of such Lender or any lending office of such Lender by any jurisdiction in which such Lender or any such lending office is located); or

               (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Eurodollar Loan or Letter of Credit (excluding those for which such Lender is fully compensated pursuant to adjustments made in the definition of Eurodollar Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender; or

               (c) shall impose on any Lender or the interbank Eurocurrency deposit market any other condition affecting any Eurodollar Loan or Letter of Credit, the result of which is to increase the cost to any Lender of funding or maintaining any Eurodollar Loan or of issuing any Letter of Credit or to reduce the amount of any sum receivable by any Lender in respect of any Eurodollar Loan or Letter of Credit by an amount deemed by such Lender to be material, then such Lender shall promptly notify Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Lender for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (d) Borrower shall pay such amount to Agent for the account of such Lender and (e) Borrower may elect, by giving to Agent and such Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loans into Base Rate Loans."

     Section 2.B.10. AVAILABILITY. Section 3.4 of the Original Agreement is hereby amended in its entirety to read as follows:

          "Section 3.4. AVAILABILITY. If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender to fund or maintain Eurodollar Loans, or shall materially restrict the authority of any Lender to purchase or take offshore deposits of dollars (i.e., "eurodollars") or to issue Letters of Credit, (b) any Lender determines that matching deposits appropriate to fund or maintain any Eurodollar Loan are not available to it, or (c) any Lender determines that the formula for calculating the Eurodollar Rate does not fairly reflect the cost to such Lender of making or maintaining loans based on such rate, then, upon notice by such Lender to Borrower and Agent, Borrower's right to elect Eurodollar Loans or to apply for Letters of Credit from such Lender shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Loans of such Lender which are then outstanding or are then the subject of any Borrowing Notice and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as, Base Rate Loans of such Lender. Borrower agrees to indemnify each Lender and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration (other than taxes imposed on the overall net income of such Lender or any lending office of such Lender). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity."

     Section 2.B.11. REIMBURSABLE TAXES. Section 3.6(a) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(a) Borrower will indemnify each Lender against and reimburse each Lender for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Eurodollar Loans or Letters of Credit (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Agent or such Lender or any lending office of such Lender by any jurisdiction in which such Lender or any such lending office is located (all such non-excluded taxes, levies, costs and charges being collectively called 'Reimbursable Taxes' in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity."

     Section 2.B.12. ADDITIONAL CONDITIONS PRECEDENT. Section 4.3 of the Original Agreement is hereby amended in its entirety to read as follows:

          "Section 4.3. ADDITIONAL CONDITIONS PRECEDENT. No Bank has any obligation to make any Loan (including its first) or issue any Letter of Credit, unless the following conditions precedent have been satisfied on the date of such Loan or the date of issuance of such Letter of Credit:

               (a) All representations and warranties made by any Related Person in any Loan Document shall be true on and as of the date of such Loan or such Letter of Credit (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan or Letter of Credit.

               (b) No Default shall exist at the date of such Loan or Letter of Credit.

               (c) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could cause a Material Adverse Change to, Borrower's Consolidated financial condition or businesses since the date of this Agreement.

               (d) Each Related Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan or Letter of Credit.

               (e) The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Bank to any penalty or other onerous condition under or pursuant to any such Law.

               (f) Agent shall have received all documents and instruments which Agent has then requested, in addition to those described in
          Section 4.1 (including opinions of legal counsel for Related Persons and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (f) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Related Person in this Agreement and the other Loan Documents,(g) the satisfaction of all conditions contained herein or therein, and (h) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.

     Section 2.B.13. COVENANTS. Annex C of the Original Agreement is hereby amended as set forth on Attachment C-2 hereto.

                                    ARTICLE IIC.

                          AMENDMENTS TO SECURITY DOCUMENTS

     Section 2C.1. PRODUCTION SECURITY AGREEMENT. Section 2.2 of the Production Security Agreement is hereby amended in its entirety to read as follows (without regard to the Paribas Facility Repayment Date):

          "Section 2.2 OBLIGATIONS SECURED. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred:

          (a) CREDIT AGREEMENT INDEBTEDNESS. The payment by Debtor, as and when due and payable, of all amounts from time to time owing by Debtor under or in respect of the Credit Agreement, the Notes or any of the other Obligation Documents.

          (b) HEDGING OBLIGATIONS. All present or future "Hedging Obligations" incurred or owing by Debtor to any Bank. As used in this Section 2.2, "Hedging Obligations" means any indebtedness or obligations, however arising, to make payments or take actions under or pursuant to any present or future agreement (including any individual agreement or any master agreement and the various transactions and confirmations made thereunder) governing any swap, put, call, cap, floor or collar transaction, or other type of agreement or transaction relating to interest rates, currency exchange rates, or the price or delivery (at any one or more locations or in any one or more markets) of crude oil, natural gas, petroleum products, other hydrocarbons, agricultural products, precious metals, stocks or bonds or indices thereof, or any other commodity, contract or other item of property traded in any market, and all interest thereon and expenses and other amounts payable in connection therewith.

          (c) RENEWALS. All renewals, extensions, amendments, modifications, supplements, or restatements of or substitutions for any of the foregoing.

          (d) PERFORMANCE. The due performance and observance by Debtor of all of its other obligations from time to time existing under or in respect of any of the Obligation Documents."

     Section 2C.2. PLEDGE AGREEMENT. Section 2.2 of the Pledge Agreement is hereby amended in its entirety to read as follows:

          "Section 2.2 OBLIGATIONS SECURED. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred:

          (a) CREDIT AGREEMENT INDEBTEDNESS. The payment, as and when due and payable, of all amounts from time to time owing by Debtor or Borrower under or in respect of the Credit Agreement, the Notes or any of the other Obligation Documents.

          (b) HEDGING OBLIGATIONS. All present or future "Hedging Obligations" incurred or owing by Debtor to any Bank. As used in this Section 2.2, "Hedging Obligations" means any indebtedness or obligations, however arising, to make payments or take actions under or pursuant to any present or future agreement (including any individual agreement or any master agreement and the various transactions and confirmations made thereunder) governing any swap, put, call, cap, floor or collar transaction, or other type of agreement or transaction relating to interest rates, currency exchange rates, or the price or delivery (at any one or more locations or in any one or more markets) of crude oil, natural gas, petroleum products, other hydrocarbons, agricultural products, precious metals, stocks or bonds or indices thereof, or any other commodity, contract or other item of property traded in any market, and all interest thereon and expenses and other amounts payable in connection therewith.

          (c) RENEWALS. All renewals, extensions, amendments, modifications, supplements, or restatements of or substitutions for any of the foregoing.

          (d) PERFORMANCE. The due performance and observance of all other obligations of Debtor or Borrower from time to time existing under or in respect of any of the Obligation Documents.

          (e) GUARANTY. The payment by Debtor, as and when due and payable, of all amounts from time to time owing by it under or in respect of the Guaranty.

               As used herein, the term "SECURED OBLIGATIONS" refers to all present and future indebtedness, obligations, and liabilities of whatever type which are described above in this section, including any interest which accrues after the commencement of any case, proceeding, or other action relating to the bankruptcy, insolvency, or reorganization of the Debtor. Debtor hereby acknowledges that the Secured Obligations are owed to the various Lenders and that each Lender is entitled to the benefits of the Liens given under this Agreement."

                                     ARTICLE III.

                             CONDITIONS OF EFFECTIVENESS

     Section 3.1. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date first above written when and only when (i) Agent shall have received, at Agent's office, a counterpart of this Amendment executed and delivered by Borrower, (ii) Borrower shall have issued and delivered to Agent promissory notes with appropriate insertions in the forms attached hereto as Exhibits A-1, A-2, and A-3 (such notes being herein collectively called the "Renewal Note") duly executed on behalf of Borrower, dated the date hereof, and expressly renewing the Original Note, and (iii) Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Agent, duly authorized, executed and delivered, and in form and substance satisfactory to Agent:

          (a) OPINION OF COUNSEL FOR RELATED PERSONS. A written opinion of Glast, Phillips & Murray P.C., counsel for Related Persons, dated as of the date of this Amendment, addressed to Agent, to the effect that the Amendment Documents have been duly authorized, executed and delivered by each Related Person to the extent each is a party thereto and that the Credit Agreement and the Amendment Documents constitute the legal, valid and binding obligations of each Related Person to the extent each is a party thereto, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws and to general principles of equity), and such other matters as may be requested.

          (b) OFFICER'S CERTIFICATE. A certificate of a duly authorized officer of Borrower to the effect that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness.

          (c) SUPPORTING DOCUMENTS. (i) A certificate of the Secretary of each Related Person dated the date of this Amendment certifying that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Related Person authorizing the execution, delivery and performance of the Amendment Documents to the extent that each Related Person is a party thereto and certifying the names and true signatures of the officers of such Related Person authorized to sign the Amendment Documents and (ii) such supporting documents as Agent may reasonably request.

     Section 3.2. CONDITIONS REGARDING PARIBAS FACILITY REPAYMENT DATE. The Paribas Facility Repayment Date shall occur only when Agent shall have received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Agent, duly authorized, executed and delivered, and in form and substance satisfactory to Agent:

          (a) OPINION OF COUNSEL FOR RELATED PERSONS. A written opinion of Glast, Phillips & Murray P.C., counsel for Related Persons, dated as of the Paribas Facility Repayment Date, addressed to Agent, to the effect that the documents described in paragraph (d) of this Section 3.2 have been duly authorized, executed and delivered by each Related Person to the extent each is a party thereto and that the Credit Agreement and such documents constitute the legal, valid and binding obligations of each Related Person to the extent each is a party thereto, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws and to general principles of equity), and such other matters as may be requested.

          (b) OFFICER'S CERTIFICATE. A certificate of a duly authorized officer of Borrower to the effect that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the occurrence of such Paribas Facility Repayment Date.

          (c) SUPPORTING DOCUMENTS. (i) A certificate of the Secretary of each Related Person dated as of the Paribas Facility Repayment Date certifying attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Related Person authorizing the execution, delivery and performance of the documents described in paragraph (d) of this Section 3.2 to the extent that each Related Person is a party thereto and certifying the names and true signatures of the officers of such Related Person authorized to sign the such documents and (ii) such supporting documents as Agent may reasonably request.

          (d) REFINING SECURITY DOCUMENTS. (i) a first priority security agreement executed by Inland Refining as debtor and naming Agent as secured party for the benefit of Banks and granting a first priority security interest to Agent for the benefit of Banks in all assets of Inland Refining, (ii) a first priority deed of trust, mortgage, security agreement and financing statement covering the Crysen Refinery and such other assets of Inland Refining which Banks may specify, (iii) an amendment to the Pledge Agreement of Parent granting a first priority security interest in the stock of Inland Refining and in all other securities owned from time to time by Parent, (iv) UCC-1 financing statements required to be filed in order to perfect the security interests granted pursuant to the security agreement described in the immediately preceding subsection (i), the deed of trust and mortgage described in the immediately preceding subsection
     (ii), and the amendment to the Pledge Agreement of Parent described in the immediately preceding subsection (iii), (v) UCC searches naming Inland Refining as debtor certified by the Secretary of State of each state in which collateral that is subject to the documents described in the preceding subsections (i), (ii), and (iii) is located, (vi) the Production/Refining Credit Agreement, (vii) title insurance in respect to the deed of trust and mortgage described in the immediately preceding subsection (ii) in such form and amount as may be requested by Agent,
     (viii) evidence acceptable to Agent in its sole discretion that (A) the Refining Loan has been paid in full and the credit agreement governing the Refining Loan has been terminated and (B) all Liens securing the Refining Loan have been terminated and released, and (ix) such other documents as may be requested by Agent in connection with the foregoing.

          (e) SECOND AMENDMENT TO TCW CREDIT AGREEMENT. Evidence acceptable to Agent in its sole discretion that all of the conditions of effectiveness to certain portions of the Second Amendment to the TCW Credit Agreement as set forth in Section 3.2 thereof have been satisfied.

                                    ARTICLE IV.

                            REPRESENTATIONS AND WARRANTIES

     Section 4.1 REPRESENTATIONS AND WARRANTIES OF BORROWER AND PARENT. In order to induce Banks to enter into this Amendment, Borrower and Parent each represent and warrant to Banks that:

          (a) The representations and warranties contained in Section 4.1 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

          (b) Borrower and Parent are each duly authorized to execute and deliver this Amendment, and Borrower is and will continue to be duly authorized to borrow and to perform its obligations under the Credit Agreement. Borrower and Parent have each duly taken all action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower and Parent hereunder.

          (c) The execution and delivery by Borrower and Parent of this Amendment, the performance by Borrower and Parent of their respective obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the organizational documents of either Borrower or Parent, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower or Parent, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower or Parent. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower and Parent of this Amendment or to consummate the transactions contemplated hereby.

          (d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding instrument and agreement of Borrower and Parent, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors' rights generally and by principles of equity applying to creditors' rights generally.

          (e) The audited annual Consolidated financial statements of Parent dated as of December 31, 1997 fairly present the Consolidated financial position at such date and the Consolidated statement of operations and the changes in the Consolidated financial position for the period ending on such date for Borrower. Copies of such financial statements have heretofore been delivered to Banks. Since December 31, 1997, no material adverse change has occurred in the Consolidated financial condition or businesses of Parent.

          (f)  No Default of Event of Default exists on the date hereof.

                                      ARTICLE V.

                                    MISCELLANEOUS

     Section 5.1. RATIFICATION OF AGREEMENTS. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Banks under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

     Section 5.2. SURVIVAL OF AGREEMENTS. All representations, warranties, covenants and agreements of Borrower and Parent herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Credit Agreement to Banks shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

     Section 5.3. LOAN DOCUMENTS. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

     Section 5.4. RETURN OF ORIGINAL NOTES. Promptly following receipt of the Renewal Notes, Banks shall promptly mark each Original Note as being renewed and return each Original Note to Borrower.

     Section 5.5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     Section 5.6. COUNTERPARTS. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

     THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.


                                   INLAND PRODUCTION COMPANY


                                   By:
                                      -----------------------------------------
                                      Bill I. Pennington
                                      Chief Financial Officer


                                   INLAND RESOURCES INC.

                                   By:
                                      -----------------------------------------
                                      Bill I. Pennington
                                      Chief Financial Officer


                                   ING (U.S.) CAPITAL CORPORATION, as a Bank and as Agent


                                   By:
                                      -----------------------------------------
                                      Christopher R. Wagner
                                      Vice President

                                   U.S. BANK NATIONAL ASSOCIATION


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   MEESPIERSON CAPITAL CORP.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                CONSENT AND AGREEMENT


     Pursuant to the terms of that certain Intercreditor Agreement dated September 23, 1997, as amended, among Borrower, Parent, Agent, the Banks, the Noteholder named therein, and the undersigned Agent Noteholder, the undersigned hereby consents to the foregoing Third Amendment to Credit
Agreement:

Agent Noteholder:            TCW ASSET MANAGEMENT COMPANY, a California
                             corporation, as Investment Manager under that certain Agreement dated as of June 13, 1994, between TCW Asset Management and Morgan
                             Stanley Group, Inc.


                             By:
                                -----------------------------------------
                                Thomas F. Mehlberg
                                Managing Director


                             By:
                                -----------------------------------------
                                Marc MacAluso
                                Senior Vice President

                                CONSENT AND AGREEMENT


     Parent and Inland Refining hereby consent to the provisions of this Amendment and the transactions contemplated herein, and hereby ratify and confirm their respective Guaranty dated as of September 23, 1997, made by them for the benefit of Agent, and agree that their obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.


                             INLAND RESOURCES INC.


                             By:
                                -----------------------------------------
                                Bill I. Pennington
                                Chief Financial Officer


                             INLAND REFINING, INC.


                             By:
                                -----------------------------------------
                                Bill Fink
                                President

Exhibit A-1                     PROMISSORY NOTE


$30,769,230.76                 New York, New York                April 22, 1998

     FOR VALUE RECEIVED, the undersigned, Inland Production Company, a Texas corporation, (herein called "Borrower"), hereby promises to pay to the order of ING (U.S.) Capital Corporation, a Delaware corporation (herein called "Bank"), the principal sum of Thirty Million Seven Hundred Sixty Nine Thousand Two Hundred Thirty and 76/100 Dollars ($30,769,230.76), or, if greater or less, the aggregate unpaid principal amount of the Loan made under this Note by Bank to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Agent under the Credit Agreement, 135 East 57th Street, New York, New York or at such other place as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain Credit Agreement dated September 23, 1997 among Borrower, Inland Resources Inc., ING (U.S.) Capital Corporation, as Agent, and the Banks (including Bank) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement.
Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

     For the purposes of this Note, the following terms have the meanings assigned to them below:

          "Base Rate Payment Date" means (i) each Quarterly Payment Date, beginning June 30, 1998, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

          "Eurodollar Rate Payment Date" means, with respect to any Eurodollar
     Loan: (i) the day on which the related Interest Period ends (and, if such Interest Period is three months or longer, the three-month anniversary of the first day of such Interest Period), and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Eurodollar Loan and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Eurodollar

     Loan shall be deferred from one Eurodollar Rate Payment Date to another day, such other day shall also be a Eurodollar Rate Payment Date.

     The principal amount of this Note shall be due and payable quarterly as provided in the Credit Agreement. On March 29, 2003, the unpaid principal balance of this Note and all interest accrued hereon shall be due and payable in full.

     Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Loans to but not including such Base Rate Payment Date. Each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Eurodollar Rate in effect on such day. On each Eurodollar Rate Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Eurodollar Rate Payment Date. All past due principal of and past due interest on the Loan shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable Law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     This Note is in renewal and extension, but not in extinguishment or novation, of that certain promissory note made by Borrower payable to the order of Bank in the original principal amount of $80,000,000 dated as of September 23, 1997, as renewed and extended by that certain promissory note made by Borrower payable to the order of Bank in the original principal amount of $20,000,000 dated as of December 12, 1997.

     THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.


                             INLAND PRODUCTION COMPANY


                             By:
                                -----------------------------------------
                                Name:
                                Title:

Exhibit A-2                     PROMISSORY NOTE


$24,615,384.62                  New York, New York                April 22, 1998

     FOR VALUE RECEIVED, the undersigned, Inland Production Company, a Texas corporation, (herein called "Borrower"), hereby promises to pay to the order of U.S. Bank National Association, a national banking association (herein called "Bank"), the principal sum of Twenty Four Million Six Hundred Fifteen Thousand Three Hundred Eighty Four and 62/100 Dollars ($24,615,384.62), or, if greater or less, the aggregate unpaid principal amount of the Loan made under this Note by Bank to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Agent under the Credit Agreement, 135 East 57th Street, New York, New York or at such other place as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain Credit Agreement dated September 23, 1997 among Borrower, Inland Resources Inc., ING (U.S.) Capital Corporation, as Agent, and the Banks (including Bank) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement.
Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

     For the purposes of this Note, the following terms have the meanings assigned to them below:

          "Base Rate Payment Date" means (i) each Quarterly Payment Date, beginning June 30, 1998, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

          "Eurodollar Rate Payment Date" means, with respect to any Eurodollar
     Loan: (i) the day on which the related Interest Period ends (and, if such Interest Period is three months or longer, the three-month anniversary of the first day of such Interest Period), and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Eurodollar Loan and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Eurodollar

     Loan shall be deferred from one Eurodollar Rate Payment Date to another day, such other day shall also be a Eurodollar Rate Payment Date.

     The principal amount of this Note shall be due and payable quarterly as provided in the Credit Agreement. On March 29, 2003, the unpaid principal balance of this Note and all interest accrued hereon shall be due and payable in full.

     Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Loans to but not including such Base Rate Payment Date. Each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Eurodollar Rate in effect on such day. On each Eurodollar Rate Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Eurodollar Rate Payment Date. All past due principal of and past due interest on the Loan shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable Law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     This Note is in renewal and extension, but not in extinguishment or novation, of that certain promissory note made by Borrower payable to the order of Agent in the original principal amount of $80,000,000 dated as of September 23, 1997, as renewed and extended by that certain promissory note made by Borrower payable to the order of Bank in the original principal amount of $12,500,000 dated as of December 12, 1997.

     THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

                             INLAND PRODUCTION COMPANY


                             By:
                                -----------------------------------------
                                Name:
                                Title:

                                 PROMISSORY NOTE
Exhibit A-3

$24,615,384.62                   New York, New York              April 22, 1998

     FOR VALUE RECEIVED, the undersigned, Inland Production Company, a Texas corporation, (herein called "Borrower"), hereby promises to pay to the order of MeesPierson Capital Corp. (herein called "Lender"), the principal sum of Twenty Four Million Six Hundred Fifteen Thousand Three Hundred Eighty Four and 62/100 Dollars ($24,615,384.62), or, if greater or less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Agent under the Credit Agreement, 135 East 57th Street, New York, New York or at such other place as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain Credit Agreement dated September 23, 1997 among Borrower, Inland Resources Inc., ING (U.S.) Capital Corporation, as Agent, and the Banks (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein,
(b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement.
Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

     For the purposes of this Note, the following terms have the meanings assigned to them below:

          "Base Rate Payment Date" means (i) each Quarterly Payment Date, beginning June 30, 1998, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

          "Eurodollar Rate Payment Date" means, with respect to any Eurodollar
     Loan: (i) the day on which the related Interest Period ends (and, if such Interest Period is three months or longer, the three-month anniversary of the first day of such Interest Period), and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Eurodollar Loan and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Eurodollar

     Loan shall be deferred from one Eurodollar Rate Payment Date to another day, such other day shall also be a Eurodollar Rate Payment Date.

     The principal amount of this Note shall be due and payable quarterly as provided in the Credit Agreement. On March 29, 2003, the unpaid principal balance of this Note and all interest accrued hereon shall be due and payable in full.

     Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Loans to but not including such Base Rate Payment Date. Each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Eurodollar Rate in effect on such day. On each Eurodollar Rate Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Eurodollar Rate Payment Date. All past due principal of and past due interest on the Loan shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable Law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     This Note is in renewal and extension, but not in extinguishment or novation, of that certain promissory note made by Borrower payable to the order of Agent in the original principal amount of $80,000,000 dated as of September 23, 1997, as renewed and extended by that certain promissory note made by Borrower payable to the order of Lender in the original principal amount of $12,500,000 dated as of December 12, 1997.

     THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

                             INLAND PRODUCTION COMPANY


                             By:
                                -----------------------------------------
                                Name:
                                Title:

                                   Exhibit G

Schedule 1

                                 BANK SCHEDULE


Bank                                    Percentage of         Note Amount
                                        Borrowing Base
                                        --------------

ING (U.S.) Capital Corporation          38.46153846%          $30,769,230.76
135 East 57th Street
New York, New York 10022

U.S. Bank National Association          30.76923077%          $24,615,384.62
950 Seventeenth Street, Suite 300
Denver, Colorado 80202

MeesPierson Capital Corp.               30.76923077%          $24,615,384.62
300 Crescent Court, Suite 1750
Dallas, Texas 75201


Attachment C-1


1. The following amendments to Annex C of the Original Agreement shall become effective on the effective date of this Amendment without regard to the Paribas Facility Repayment Date:

     (a) Section C.29 of Annex C to the Original Agreement is hereby amended in its entirety to read as follows:

     "Section C.29 EBITDA.  At the end of any Fiscal Quarter, the ratio of
(a) EBITDA to (b) the required interest payments on Parent's Consolidated Debt, for the four-Fiscal Quarter period ending such Fiscal Quarter, will not be less than 1.7 to 1.0 for any such period ending on or prior to December
31, 1998, and not less than 3.0 to 1.0 for any period ending after such date."

     (b) Section C.41 of Annex C to the Credit Agreement is hereby amended in its entirety to read as follows:

     "Section C.41 LIENS. Upon the request of Agent or on the Paribas Facility Repayment Date, whichever occurs first, Parent will grant Agent a lien on and security interest in the capital stock of Inland Refining, which lien and security interest shall be subject to the Intercreditor Agreement."

     (c) Annex C of the Original Agreement is hereby amended by adding the following Section C.42 to read in its entirety as follows:

       "Section C.42. ADDITIONAL EQUITY AND FARMOUT TRANSACTIONS. By June 30, 1998, Parent shall have received at least $15,000,000 in proceeds from the issuance of Series D Convertible Preferred Stock or other equity securities or farmout transactions, in either case on terms acceptable to Required Lenders in their sole discretion. Upon the issuance of such Series D Convertible Preferred Stock or such other equity or the consummation of a farmout transaction, the references contained in Sections
     C.18 and C.21 to 'Parent's Series C Convertible Preferred Stock' shall be deemed to read 'Parent's Series C Convertible Preferred Stock and Series D Convertible Preferred Stock or other equity securities or farmout transactions issued or entered into in compliance with Section C.42.'"

Attachment C-2


1. The following amendment to Annex C of the Original Agreement shall become effective on the Paribas Facility Repayment Date:

     (a) Section C.18 of Annex C to the Credit Agreement is hereby amended by deleting subsection (g) and replacing it with the following, adding the following subsection (h) and redesignating the existing subsection (h) as subsection (i) and amending such subsection as follows:

     "(g) the Debt of Inland Refining evidenced by the Production/Refining Credit Agreement, provided that the principal amount of such Debt thereof (including without limitation advances and the face amount of letters of credit) shall not exceed $20,000,000 at any time outstanding.

     (h) guaranties by Parent, in form and substance acceptable to Required Lenders in their sole discretion, of obligations of Inland Refining under agreements for the purchase of refinery feed stocks in the ordinary course of business; provided, however, that each such guaranty shall specify a maximum aggregate liability for Parent under such guaranty, and the maximum aggregate amount of such specified maximum liability of Parent under all such guaranties shall not exceed $6,000,000 at any one time.

     (i) miscellaneous items of Restricted Debt not described in subsections (a) through (h) which do not in the aggregate (taking into account all such Restricted Debt of all Related Persons) exceed $150,000 at any one time outstanding."

     (b) Section C.19 of Annex C to the Credit Agreement is hereby amended by deleting subsections (d), (e) and (f) and replacing subsection (d) with the following:

        "(d) Liens securing the Restricted Debt permitted by Section C.18 (d),
     (e) or (i) of this Annex C."

   (c) Section C.21 of Annex C to the Credit Agreement is hereby amended to read in its entirety as follows:

     "Section C.21.   LIMITATION ON DIVIDENDS AND REDEMPTIONS.  No Related
Person will make any Distribution in respect of any class of its capital stock or any partnership or other interest in it, nor will any Related Person directly or indirectly make any Distribution in respect of any shares of the capital stock of or partnership interests in any Related Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Related Person, except that
(a) Parent may at any time make Distributions in the form of Parent's common stock to the holders of Parent's Series C Convertible Preferred Stock, (b) Borrower may make a Distribution to Parent in the amount of $9,250,000 to enable Parent to make the capital contribution to Inland Refining described in Section
C.23 of this Annex C, (c) Inland Refining may at any time make payments to Borrower pursuant to the Production/Refining Credit Agreement, and (d) Inland Refining may make any other Distribution or loan either in favor of or for the benefit of Borrower or Parent for the purpose of applying such Distribution to Affiliates' ANCF, as contemplated by Section 3 of the Intercreditor
Agreement."

   (d) Section C.23 of Annex C to the Credit Agreement is hereby amended by adding the following subsection (g):

     "and (g) the Production/Refining Loan."

   (e) Section C.25 of Annex C to the Credit Agreement is hereby amended by adding the following as subsections (viii) and (ix):

     "(viii) the Production/Refining Loan, and (ix) the Parent guaranties set forth in Section C.18(h)."

   (f) Section C.36 of Annex C to the Credit Agreement is hereby amended by deleting the introductory language and subsection (a) and replacing it with the following:

     "With respect to Inland Refining, neither Parent nor Borrower shall (a) either directly or indirectly, provide any additional funds to Inland Refining, either through an equity investment, loan, loan guarantee or any other means, except for (i) the $9,250,000 capital contribution permitted pursuant to Section C.23(c), (ii) the Production/Refining Credit Agreement permitted pursuant to Section C.23(g) and (iii) the Parent guaranties permitted pursuant to Section C.23(h),".

     (g) Section C.38 of Annex C to the Original Agreement is hereby deleted and replaced with the following new Section C.38:

         "Section C.38 PRODUCTION/REFINING LOAN AND REFINING LOAN. Upon the termination of the Refining Credit Agreement, the provision of Sections
     C.18 and C.19 permitting the Refining Loan and the Liens securing the Refining Loan shall no longer apply. At any time and from time to time after the termination of the Refining Credit Agreement, notwithstanding anything to the contrary contained in this Annex C, including without limitation Sections C.23 or C.25, Borrower shall be permitted to make loans or advances to Inland Refining, and may cause Letters of Credit to be issued for the benefit of Inland Refining pursuant to the Bank Agreement, in each case under the Production/Refining Credit Agreement, provided that the aggregate principal amount of all loans to Inland Refining plus the aggregate amount of Letters of Credit issued to or for the account of Inland Refining, plus any amounts that have been advanced pursuant to any such Letter of Credit which have not been reimbursed by Inland Refining to Borrower, shall not exceed $20,000,000 in the aggregate at any one time outstanding."